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                                 EXHIBIT 99.(J)(1)

                         Consent of Arthur Andersen LLP



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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants we hereby consent to the incorporation by reference in this Post Effective Amendment No. 43 Form N-1A filing of M.S.B. Fund, Inc. of our auditors' report on the financial statements of M.S.B. Fund, Inc. dated February 10, 2000 and to all references to our Firm included in or made a part of this Post Effective Amendment No. 43 Form N-1A.






ARTHUR ANDERSEN LLP


Cincinnati, Ohio,
 April 27, 2000